                                                                    EXHIBIT 12.1

                             PACCAR Financial Corp.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     PURSUANT TO SEC REPORTING REQUIREMENTS
                             (Thousands of Dollars)

                                                                                                     Nine Months Ended
                                                                                                        September 30
                                                                                                 1995                 1994
----------------------------------------------------------------------------------------------------------------------------
FIXED CHARGES
  Interest expense                                                                              $65,119              $44,397
  Portion of rentals deemed interest                                                                179                  170
----------------------------------------------------------------------------------------------------------------------------

TOTAL FIXED CHARGES                                                                             $65,298              $44,567
----------------------------------------------------------------------------------------------------------------------------

EARNINGS
  Income before taxes                                                                           $33,855              $31,578

  Fixed charges                                                                                  65,298               44,567
----------------------------------------------------------------------------------------------------------------------------
EARNINGS AS DEFINED                                                                             $99,153              $76,145
----------------------------------------------------------------------------------------------------------------------------

RATIO OF EARNINGS TO FIXED CHARGES                                                                1.52X                1.71X
----------------------------------------------------------------------------------------------------------------------------


The method of computing the ratio of earnings to fixed charges shown above complies with SEC reporting requirements but differs from the method called for in the Support Agreement between the Company and PACCAR Inc. See Exhibit 12.2.





                                      -11-